EXHIBIT 99.1

MEDIA CONTACT:                    INVESTOR RELATIONS CONTACT:
Claire Rowberry – Lewis PR              Stericycle Investor Relations
(781) 761-4481                    (847) 607-2012

•	FOR IMMEDIATE RELEASE -

Stericycle to Acquire Shred-it International,
Creating Global Leader in Business-to-Business Compliance Solutions

•	Enhances Stericycle’s portfolio of solutions and provides excellent opportunities for continued growth

•	Broadens Stericycle and Shred-it engagement opportunities with customers through cross-selling

•	Substantially expands Stericycle’s operational infrastructure and capitalizes on route-based logistics expertise

•	Strong global presence offers expansion opportunities in new international markets

•	Highly complementary and adjacent service model provides expected Stericycle synergies of $20-30 million by 2018

•	Anticipated to be accretive to Cash EPS by at least 10% in 2016 and in the mid-to-high teens in 2018

•	Combined company expected to generate in excess of $1 billion in EBITDA in 2016

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Stericycle to host an investor conference call on Thursday, July 16th at 8:30 A.M. ET. Dial 866-516-6872 at least 5 minutes before start time. Please refer to the July 15, 2015 investor presentation located on the Investors page of www.stericycle.com. If you are unable to participate on the call, a replay will be available through August 16th by dialing 855-859-2056 or 404-537-3406, access code 86738035. To hear a live simulcast of the call or access the audio archive, visit the Investors page on www.stericycle.com.

Lake Forest, Illinois July 15, 2015 – Stericycle, Inc. (NASDAQ: SRCL) today announced that it has entered into a definitive agreement to acquire privately-held Shred-it International, the global secure information destruction services provider, for

$2.3 billion in cash. The acquisition will strengthen Stericycle’s growth opportunities by providing an additional business-to-business compliance solution, leveraging Stericycle’s existing core capabilities, and expanding the company’s global reach.

Shred-it provides secure information destruction services to over 400,000 customer locations in 15 countries. Shred-it’s pro forma revenue for the 12-month period ending March 2015 was $726 million. The transaction has been unanimously approved by the Boards of Directors of both companies. Upon closing, Shred-it will become a wholly-owned subsidiary of Stericycle.

“Shred-it is the recognized global leader in secure information destruction and this acquisition marks another exciting milestone for Stericycle,” said Charlie Alutto, President and CEO of Stericycle. “By combining Shred-it with our business-to-business compliance solutions, we are providing the marketplace with a broader portfolio of services. Stericycle has a lot of experience selecting and integrating acquisitions, and we believe that Shred-it represents one of the most attractive opportunities for our business that we have ever seen. We expect this new chapter in Stericycle’s history to drive greater opportunities for customers and team members while expanding growth for our shareholders.”
“We are extremely proud of the incredible achievements and momentum that our employees and customers have created for Shred-it to date,” said Dave Samuel, Chairman of Shred-it. “The acquisition by Stericycle will allow continued innovation and expanded service offerings to a broader range of customers across the globe.”
Strategic benefits of the acquisition include:

•	Enhances Stericycle’s core of compliance solutions and provides excellent opportunities for continued growth

•	Augments both companies’ value proposition to customers

•	Substantially expands Stericycle’s operational infrastructure and capitalizes on route-based logistics expertise

•	Provides operational synergies stemming from Stericycle’s core competencies

•	Leverages Stericycle’s business model fundamentals with the focus on small, loyal customers as the foundation for growth

•	Creates a new and exciting platform in a highly fragmented sector; Stericycle is a proven integrator having successfully completed over 400 acquisitions since 1993

Financial benefits of the Shred-it acquisition include:

•	$2.15 billion cash purchase price net of approximately $150 million in expected tax benefits

•	Improved EBITDA and EPS growth through a combination of margin expansion and debt repayment

•	Expected Stericycle cost synergies of at least $20-30 million by 2018 with the potential for revenue synergies over time

•	Anticipated to be accretive to Cash EPS by at least 10% in 2016 and in the mid-to-high teens in 2018

•	Combined company expected to generate in excess of $1 billion in EBITDA in 2016

•	Robust cash flow generation and financing structure allows for continued, disciplined acquisition strategy

•	Expectation that Stericycle will de-lever back to current Debt/EBITDA levels by 2017

Financing
Stericycle has obtained committed financing for the transaction from Bank of America Merrill Lynch and Goldman, Sachs & Co. Subject to market and other conditions, the company expects to finance the acquisition of Shred-it through a combination of cash, debt and $700 million in equity or an equity-linked offering. The financing structure provides Stericycle the ability to rapidly de-lever back to current Debt/EBITDA levels by 2017. The structure also allows for future financial flexibility and continued execution of Stericycle’s M&A and capital allocation strategies. Stericycle is committed to maintaining an investment grade rating.

Approvals and Timing to Closing
The acquisition is expected to close in Q4 2015, subject to obtaining regulatory approvals and satisfaction of other customary closing conditions. Following the acquisition, the Shred-it management team will join Stericycle.

Advisors
Goldman, Sachs & Co. and Bank of America Merrill Lynch are serving as financial advisors to Stericycle. Sidley Austin LLP and Davies Ward Phillips & Vineberg LLP are serving as Stericycle’s legal counsel.

About Stericycle, Inc.
Stericycle, Inc., a U.S.-based company operating in 13 countries, is focused on compliance and related services by providing solutions that protect people and brands, promote health and safeguard the environment. Stericycle has earned the trust of over 600,000 customers worldwide. For more information about Stericycle, please visit our website at www.stericycle.com.

About Shred-it
Shred-it is a Canadian-based company dedicated to secure information destruction services to customers around the world, who value the protection of their information, their reputation and the environment. Shred-it provides services to more than 400,000 customers in 15 countries and is the leading global provider in this service area.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, and compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.